SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): June 20, 2003

eUniverse, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26355	06-1556248
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 Center Drive, Suite #300 Los Angeles, California	90045
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 215-1001

N/A

(Former name or former address, if changed since last report)

ITEM 5. OTHER EVENTS.

Attached hereto as Exhibits 99.1 and 99.2, and incorporated herein by reference, are copies of the press releases issued by eUniverse, Inc. on June 20, 2003, regarding Appointment of Lawrence R. Moreau to Board of Directors and Delisting Notification by Nasdaq and comments on Recently Filed Lawsuits.

Item 5. Financial Statements, Pro Forma Financial Information and Exhibits

(c) Exhibits. The following exhibit is filed herewith:

Exhibit Number	Document
99.1	Press release dated June 20, 2003 concerning Moreau’s Appointment.

99.2	Press release dated June 20, 2003 concerning Nasdaq and Shareholder lawsuits.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 20, 2003	EUNIVERSE, INC.

/s/ CHRISTOPHER S. LIPP
Christopher S. Lipp Sr. Vice President, General Counsel and Corporate Secretary

EXHIBIT INDEX

Exhibit Number	Description
99.1	Press release issued by eUniverse, Inc., June 20, 2003 concerning Moreau’s Appointment.
99.2	Press release issued by eUniverse, Inc., June 20, 2003 concerning Nasdaq and Shareholder lawsuits.